SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                              -----

                            FORM 8-K


                         CURRENT REPORT






             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



        Date of Report  (Date of Earliest Event Reported)

                        November 30, 1994




                     VALLEY NATIONAL BANCORP
       (Exact Name of Registrant as Specified in Charter)



                           NEW JERSEY
         (State or Other Jurisdiction of Incorporation)



         0-11179                            22-2477875
(Commission File Number)        (IRS Employer Identification No.)



            1445 Valley Road, Wayne, New Jersey 07470
             (Address of Principal Executive Office)



                         (201) 305-8800
                 (Registrant's Telephone Number)



Item 5 - Other Events:

               On November 30, 1994, Valley National Bancorp ("Valley") announced the completion of the previously announced merger with Rock Financial Corporation ("Rock"), based in North Plainfield, New Jersey.

               As a result of the merger, Rock shareholders received
1.85 shares of Valley common stock for each of the 931,580 Rock common shares outstanding as of November 30, 1994. Consequently, Valley issued approximately 1,723,423 shares of Valley common stock.

               The merger increases Valley's total assets to approximately $3.7 billion, and the number of branches it operates to 63.

Item 7 - Exhibits

     (1)  Press release, dated November 30, 1994

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               VALLEY NATIONAL BANCORP

Dated:  December 2, 1994       By:/s/Gerald H. Lipkin
                               Gerald H. Lipkin, Chairman
                               and Chief Executive Officer

EXHIBIT 1

FROM:     Georgeson & Company, Inc.               CONTACT: Ed Belak
          Wall Street Plaza                       Senior Vice President
          New York, NY  10005                     (212) 440-9800

FOR:      Valley National Bancorp                 CONTACT: John Harris
          1445 Valley Road                        Senior Vice President
          Wayne, NJ  07474-0558                   (201) 305-4014

For Immediate Release, November 30, 1994

       VALLEY NATIONAL BANCORP COMPLETES MERGER WITH ROCK
                      FINANCIAL CORPORATION

WAYNE, NJ--Gerald H. Lipkin, Chairman and Chief Executive Officer of Valley National Bancorp (NYSE:VLY), announced today the completion of the previously announced merger with Rock Financial
Corporation, based in North Plainfield, New Jersey.

As a result of the merger, Rock shareholders received 1.85 shares of Valley common stock for each share of Rock common stock that they own, which translates into 1,723,423 shares of Valley common stock or $43.1 million. Rock has 931,580 outstanding shares of common stock.

RockBank, a wholly-owned subsidiary of Rock Financial Corporation, has approximately $190 million in assets and operates five branch offices in North Plainfield, Watchung, Green Brook, Westfield, and South Plainfield.

In commenting on the merger, Mr. Lipkin said, "we are especially pleased with this acquisition as RockBank is a preferred U.S. Small Business Administrative (SBA) lender. Preferred SBA lenders can make SBA loans without first receiving SBA approval for the individual loan, thereby speeding the approval process."

"With the approval of Valley to succeed Rock as a preferred SBA lender, we will be able to expand our lending to small business, which is consistent with our corporate goal and commitment of providing commercial loans to local entrepreneurs," Lipkin continued.

Lipkin also noted that, "the merger with Rock is consistent with Valley's strategy of growth within New Jersey through acquisitions of other strong financial institutions."

The merger increases Valley National's total assets to approximately $3.7 billion and its branch network to 63 offices in 41 communities in Bergen, Essex, Hudson, Middlesex, Morris,
Passaic, Somerset, and Union counties.